UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2021

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
0.450% Notes due 2025	FDX 25A	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)    FedEx’s annual meeting of stockholders was held on September 27, 2021.

(b)    The stockholders took the following actions at the annual meeting:

Proposal 1: The stockholders elected eleven directors, each of whom will hold office until the annual meeting of stockholders to be held in 2022 and until his or her successor is duly elected and qualified. Each director received more votes cast “for” than votes cast “against” his or her election. The tabulation of votes with respect to each nominee for director was as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Frederick W. Smith	191,285,822	7,712,173	1,127,762	26,296,105
Marvin R. Ellison	196,979,135	2,886,983	259,639	26,296,105
Susan Patricia Griffith	195,380,099	4,398,409	347,249	26,296,105
Kimberly A. Jabal	197,827,216	1,944,476	354,065	26,296,105
Shirley Ann Jackson	190,759,408	9,141,167	225,182	26,296,105
R. Brad Martin	196,355,457	3,504,648	265,652	26,296,105
Joshua Cooper Ramo	196,963,850	2,760,307	401,600	26,296,105
Susan C. Schwab	192,596,004	7,261,409	268,344	26,296,105
David P. Steiner	191,717,519	7,903,729	504,509	26,296,105
Rajesh Subramaniam	195,678,321	4,190,051	257,385	26,296,105
Paul S. Walsh	188,055,794	11,757,342	312,621	26,296,105

Proposal 2: The compensation of FedEx’s named executive officers was approved, on an advisory basis, by stockholders. The tabulation of votes on this matter was as follows:

•	152,798,594 votes for (76.4% of the voted shares)

•	46,523,426 votes against (23.2% of the voted shares)

•	803,737 abstentions (0.4% of the voted shares)

•	26,296,105 broker non-votes

Proposal 3: The Audit Committee’s designation of Ernst & Young LLP as FedEx’s independent registered public accounting firm for the fiscal year ending May 31, 2022 was ratified by stockholders. The tabulation of votes on this matter was as follows:

•	223,590,548 votes for (98.7% of the voted shares)

•	2,618,679 votes against (1.2% of the voted shares)

•	212,635 abstentions (0.1% of the voted shares)

•	There were no broker non-votes for this item.

Proposal 4: A stockholder proposal requesting adoption of a policy that the Chairman of the Board be an independent director was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	78,835,034 votes for (39.4% of the voted shares)

•	120,851,616 votes against (60.4% of the voted shares)

•	439,107 abstentions (0.2% of the voted shares)

•	26,296,105 broker non-votes

Proposal 5: A stockholder proposal requesting the Nominating & Governance Committee issue an annual report to stockholders on the alignment between corporate values and electioneering contributions was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	74,482,693 votes for (37.2% of the voted shares)

•	118,498,647 votes against (59.2% of the voted shares)

•	7,144,417 abstentions (3.6% of the voted shares)

•	26,296,105 broker non-votes

Proposal 6: A stockholder proposal requesting that FedEx provide a report, updated annually, disclosing information about the corporation’s lobbying activities and expenditures was approved by stockholders. The tabulation of votes on this matter was as follows:

•	124,492,664 votes for (62.2% of the voted shares)

•	74,934,186 votes against (37.4% of the voted shares)

•	698,907 abstentions (0.3% of the voted shares)

•	26,296,105 broker non-votes

Proposal 7: A stockholder proposal requesting that the Board of Directors prepare within one year a report to stockholders on whether written policies or unwritten norms at the company reinforce racism in FedEx’s corporate culture was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	37,077,002 votes for (18.5% of the voted shares)

•	161,867,696 votes against (80.9% of the voted shares)

•	1,181,059 abstentions (0.6% of the voted shares)

•	26,296,105 broker non-votes

Proposal 8: A stockholder proposal requesting that the Board of Directors seek stockholder approval for any new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary and target short-term bonus was approved by stockholders. The tabulation of votes on this matter was as follows:

•	116,920,097 votes for (58.4% of the voted shares)

•	82,735,992 votes against (41.3% of the voted shares)

•	469,668 abstentions (0.2% of the voted shares)

•	26,296,105 broker non-votes

SECTION 8. OTHER EVENTS.

Item 8.01.	Other Events.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of FedEx Corporation’s updated compensation arrangements with outside directors.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Compensation Arrangements with Outside Directors.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: September 28, 2021	By:	/s/ Mark R. Allen
Mark R. Allen
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Compensation Arrangements with Outside Directors.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

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